FORM-8-K/A





                            CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act Of 1934



                        Date of Report: September 11,1997



                             CREATIVE BAKERIES, INC.
              (Exact name of reistrant as specified by its charter)



    NEW YORK                       1-13984              13-3832215
(State or other jurisdic-      (Commission File        (IRS Employer
 tion of incorporation)               Number)           Identification
                                                               Number)


                        222 New Road,Parsippany, NJ 07054
                    (Address of principal executive offices)


     Registrant's Telephone Number:201-808-8248


  Former name: William Greenberg Jr. Desserts and Cafes, Inc.

ITEM 7. FINANICAL STATEMENTS AND EXHIBITS


On its Form 8-K filed September 17,1997, Creative Bakeries advised the Commission that it woulf file audited finanical statements relationg to the acquistion. Attached hereto are the required finanical statements.





                                    CONTENTS


                                                                   Page

Independent auditors' report                                         1

Financial statements:

  Balance sheet                                                      2

  Statement of retained earnings (deficit)                           3

  Statement of income (loss)                                         4

  Statement of cash flows                                           5-6

  Notes to financial statements                                    7-11

Supplementary information:

  Cost of goods sold                                                 12

  Selling and administrative expenses                                13


                        (BEHRMAN & COMPANY,LLP LETTERHEAD)










                          INDEPENDENT AUDITORS' REPORT



To Chatterley Elegant Desserts, Inc.:


We are engaged to audit the accompanying balance sheet of Chatterley Elegant Desserts, Inc. as of December 31, 1996 and 1995, and the related statements of income (loss), retained earnings (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company's management.

We did not observe the counting of physical inventories in 1996, 1995 and 1994 stated in the accompanying financial statements at $135,000 as of December 31, 1996, $131,300 as of December 31, 1995 and $97,800 as of December 31, 1994.

Since we did not observe physical inventories and we are not able to apply other auditing procedures to satisfy ourselves as to inventory quantities the scope of our work was not sufficient to enable us to express, and we do not express, an opinion on these financial statements.

Our audits were made for the purpose of forming an opinion on the financial statements taken as a whole. The supplementary information included in the report (shown on Pages 12 and 13) is presented for purposes of additional analysis and is not a required part of the financial statements of Chatterley
Elegant Desserts, Inc. Such information has been subjected to the auditing procedures applied in the audits of the financial statements and, in our opinion, is fairly presented in all material respects in relation to the financial statements taken as a whole.




                  /s/ BEHRMAN & COMPANY, LLP

                        CHATTERLEY ELEGANT DESSERTS, INC.

                                  BALANCE SHEET

                           DECEMBER 31, 1996 AND 1995




                                     ASSETS

                                                                                        1996              1995
                                                                                         ----              ----


Current assets:
  Accounts receivable                                                                 $151,750           $179,351
  Inventories                                                                          135,000            131,300
  Prepaid expenses                                                                                          3,903
  Other assets                                                                           4,713              6,863
                                                                                      --------           --------
    Total current assets                                                               291,463            321,417
                                                                                      --------           --------

Property, equipment and leasehold improvements (Note 7):
   Cost                                                                                650,215            502,585
   Less:  accumulated depreciation                                                     227,722            194,135
                                                                                      --------           --------
                                                                                       422,493            308,450
                                                                                      --------           --------

Long-term asset:
  Deferred tax asset (Note 9)                                                           54,073             29,036
                                                                                      --------           --------

                                                                                      $768,029           $658,903
                                                                                      ========           ========


                                   LIABILITIES

Current liabilities:
  Due to bank - cash overdraft                                                        $ 33,497           $115,008
  Accounts payable - trade                                                             221,496            129,755
  Accrued expenses                                                                      64,857             24,342
  Taxes payable                                                                         55,388            152,589
  Deferred straight-lining of rent adjustment
   (Note 2(d))                                                                         136,958             95,974
  Loan payable (Note 5)                                                                 20,000             20,000
  Due to officers and related parties (Note 4)                                          27,320             36,432
  Capital lease payable - current                                                       53,812              9,962
                                                                                      --------           --------

    Total current liabilities                                                          613,328            584,062
                                                                                      --------           --------

Long-term liability:
  Capital lease payable (net of current portion
   of $53,812 in 1996 and $9,962 in 1995)                                               57,222             20,130
                                                                                      --------           --------

     Total liabilities                                                                 670,550            604,192
                                                                                      --------           --------


                               STOCKHOLDERS EQUITY

Capital stock - no par value, authorized
 200 shares, issued 200 shares                                                         105,000            105,000
Paid-in capital                                                                         42,000
Retained earnings (deficit)                                                         (  49,521)         (  50,289)
                                                                                     --------           --------

    Total stockholders' equity                                                          97,479             54,711
                                                                                      --------           --------

                                                                                      $768,029           $658,903
                                                                                      ========           ========



                  THE NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS

                        CHATTERLEY ELEGANT DESSERTS, INC.

                    STATEMENT OF RETAINED EARNINGS (DEFICIT)

                     YEARS ENDED DECEMBER 31, 1996 AND 1995













                                                                                        1996               1995
                                                                                        ----               ----



Retained earnings (deficit) - January 1,                                             ($50,289)           $32,664

Net income (loss) for the year                                                             768          ( 82,953)
                                                                                       -------           -------

Retained earnings (deficit) - December 31,                                           ($49,521)          ($50,289)
                                                                                      =======            =======






















                   THE NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS

                        CHATTERLEY ELEGANT DESSERTS, INC.

                           STATEMENT OF INCOME (LOSS)

                     YEARS ENDED DECEMBER 31, 1996 AND 1995









                                                                                       1996               1995
                                                                                       ----               ----

Gross sales - net of returns, discounts
 and allowances                                                                     $2,197,154         $2,470,709

Cost of goods sold                                                                   1,785,057          2,112,650
                                                                                    ----------         ----------

Gross profit on sales                                                                  412,097            358,059
                                                                                    ----------         ----------

Operating expenses:
  Selling, administrative expenses and taxes                                           129,975            145,335
  Administrative expenses                                                              300,200            309,718
                                                                                    ----------         ----------

    Total operating expenses                                                           430,175            455,053
                                                                                    ----------         ----------

Loss from operations                                                              (    18,078)       (    96,994)
                                                                                   ----------         ----------

Other income (expense):
  Interest                                                                        (    20,685)       (    19,759)
  Gain on sale of equipment                                                              5,076              2,351
  Rental income - sublease                                                              20,000
  Fees - services                                                                                          10,550
                                                                                    ----------         ----------

                                                                                         4,391       (     6,858)
                                                                                    ----------        ----------

Loss before taxes                                                                 (    13,687)       (   103,852)

Deferred tax benefit                                                                    25,037             30,033

Income taxes - current                                                            (    10,582)       (     9,134)
                                                                                   ----------         ----------

Net income (loss)                                                                   $      768       ($   82,953)
                                                                                    ==========        ==========













           THE NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                        CHATTERLEY ELEGANT DESSERTS, INC.

                             STATEMENT OF CASH FLOWS

                     YEARS ENDED DECEMBER 31, 1996 AND 1995







                                                                                       1996                1995
                                                                                       ----                ----


Cash flows from operating activities:
  Net income (loss)                                                                   $    768         ($ 82,953)
  Adjustments to reconcile net income (loss) to
   net cash provided by (used in) operating
   activities:
     Depreciation and amortization                                                      44,529             32,831
     Gain on sale of equipment                                                      (   5,076)
     Decrease in accounts receivable (net of bad
      debts of $26,589) (Note 4)                                                        27,601             40,770
     (Increase) in inventories                                                      (   3,700)         (  33,500)
     Decrease (increase) in prepaid expenses                                             3,903         (   3,903)
     Increase in accounts payable, accrued expenses
      and accrued taxes                                                                 76,039             27,948
     Decrease (increase) in other assets                                                 2,150         (   1,025)
     (Increase) in deferred tax asset                                               (  25,037)         (  30,033)
                                                                                     --------           --------

     Net cash provided by (used in) operating
      activities                                                                       121,177         (  49,865)
                                                                                      --------          --------

Cash flows from investing activities:
  Purchase of property and equipment                                                (  44,996)         (   8,156)
  Sales proceeds of equipment                                                            6,500
                                                                                      --------

     Net cash used in investing activities                                          (  38,496)         (   8,516)
                                                                                     --------           --------

Cash flows from financing activities:
  Paid-in capital                                                                       42,000
  Principal payment on capital lease obligations                                    (  34,058)         (  12,306)
  Loans from related parties                                                            12,851             51,660
  Payment of loans due to officers and advances
   due to officers                                                                  (  21,963)         (  96,346)
                                                                                     --------           --------

    Net cash used in financing activities                                           (   1,170)         (  56,992)
                                                                                     --------           --------

Increase (decrease) in cash                                                             81,511         ( 115,373)

(Overdraft) - beginning of year                                                     ( 115,008)                365
                                                                                     --------            --------

(Overdraft) - end of year                                                           ($ 33,497)         ($115,008)
                                                                                     ========           ========

Supplemental disclosure of cash flow information: Cash paid during the year for:
    Interest                                                                          $  4,000           $ 14,641
    Income taxes                                                                      $  1,433           $  5,824









         THE NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS
                                                                            5

                           CHATTERLEY ELEGANT DESSERTS, INC.

        SUPPLEMENTAL SCHEDULES OF NONCASH INVESTING AND FINANCING ACTIVITIES

                       YEARS ENDED DECEMBER 31, 1996 AND 1995




















The Company acquired equipment financed by leases with bargain purchase options to buy the equipment at the end if the lease period and is therefore accounted for as capital leases as follows (Note 8):


                                                                                        1996               1995
                                                                                        ----               ----

Estimated cost of equipment based on present
 value of future lease payments                                                       $133,500            $26,500
Less:  Principal portion of lease payments                                          (  23,905)          (  4,843)
       Downpayment                                                                  (  18,500)
                                                                                     --------

Obligation under capital lease                                                        $ 91,095            $21,657
                                                                                      ========            =======





















          THE NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS
                                                                              6

                        CHATTERLEY ELEGANT DESSERTS, INC.

                          NOTES TO FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 1996 AND 1995






1.  Nature of business:

      The Company  was  incorporated  on  February  14, 1985 in the State of New
        Jersey for the primary purpose of baking and distributing confectionery products. The Company's customers are retailers and wholesalers principally located in the northeast portion of the United States.



2. Summary of significant accounting policies:

         a) Merchandise inventories are estimated by management and have not been physically counted.

         b) Property, equipment and leasehold improvements are stated at cost and are depreciated over the estimated useful lives of the related assets.

               Depreciation   and  amortization  are  determined  based  on  the
               following useful lives and methods:

               Machinery and equipment  - 3 to 20 years using the straight-line method
               Furniture and equipment - 15 years using the straight-line method Leasehold improvements - over the term of the related lease Transportation equipment - 5 years using the straight-line method

         c) For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

     d) Rent payments under a lease providing for scheduled rent increases are recognized evenly over the life of their related lease, as required by generally accepted accounting principles. The effect of this adjustment was to increase rent expense for 1996 and 1995 by $40,984 and $62,651, respectively. The cumulative effect of these adjustments since the inception of the lease is $136,958 which is shown on the balance sheet as "deferred straight-lining of rent adjustments".

3. Operating leases:

      The Company entered into a triple net lease for use of 29,362 square feet of office and plant space located in the State of New Jersey commencing January 31, 1994 and expiring December 31, 2004. The Company is also obligated under noncancelable operating leases for automobiles that expire over the next two years. The lease terms include minimum annual rent for the term of the leases as follows:

                        CHATTERLEY ELEGANT DESSERTS, INC.

                          NOTES TO FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 1996 AND 1995






3.    Operating leases (continued):

      Future minimum rents for the next five years and in the aggregate are:


                           1997                                      $  175,516
                           1998                                         181,850
                           1999                                         191,830
                           2000                                         200,114
                           2001                                         199,565
                           Thereafter                                   629,220
                                                                     ----------
                                                                     $1,578,095


      Rent expense for all operating leases for the years 1996 and 1995 amounted to $178,484 and $201,299, respectively, and includes straight-lining of rent adjustments discussed in Note 2.



4. Related party transactions:

      In1996 and 1995, the Company sold baked goods to an affiliated company in the amounts of $57,492 and $7,741, respectively. In 1996, trade accounts receivable from and loans to this affiliate in the amounts of $26,589 and $8,500, respectively, were considered uncollectible and charged to bad debt expense on the income statement.

      The Company has received loans from and made advances to the following officers, employee and related party:

                                                              Due to (from)
                                                           1996           1995
                                                           ----           ----

                           Officers                    ($ 9,691)       $ 4,772
                           Employee                      27,011         21,660
                           Related party                 10,000         10,000
                                                        -------        -------
                                                        $27,320        $36,432
                                                        =======        =======


      The loans from officers bear no interest and have no stated terms for repayment.

      The loan from an employee that bears interest at 10% will be repaid in 84 equal installments over a period beginning February 1, 1997 until January 1, 2004, at which time all remaining principle and interest shall be due and payable.

                        CHATTERLEY ELEGANT DESSERTS, INC.

                          NOTES TO FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 1996 AND 1995







4.    Related party transactions (continued):

      Future principal payments on this loan for the next five years and the remaining term of the loan are as follows:


                           1997                                      $11,560
                           1998                                        1,878
                           1999                                        2,075
                           2000                                        2,292
                           2001                                        2,312
                           Thereafter                                  6,894
                                                                      -------
                                                                     $27,011


      The loan from the related party in the net amount of $10,000 bears interest at the annual rate of 10% with no stated terms for repayment.


5. Loan payable:

      The Company borrowed $20,000 from an associate of an officer. This loan bears interest at the annual rate of 10% and is payable in 1997. This loan has been renewed in past years and management believes it will be renewed in 1997 for an additional year.



6. Major customer:

      In1996 and 1995, net sales to two customers amounted to 61% and 67% of net sales and $54,340 and $63,025 of accounts receivable, respectively.


7. Property, equipment and leasehold improvements:

                                                          1996          1995
                                                          ----          ----

               Factory machinery and equipment         $318,244       $296,714
               Office furniture and equipment            21,660         19,435
               Transportation equipment                  12,896         25,262
               Leasehold improvements                   122,415        119,674
               Property held under capital lease        175,000         41,500
                                                       --------       --------
                                                        650,215        502,585
               Less:  accumulated depreciation          227,722        194,135
                                                       --------       --------

                                                       $422,493       $308,450
                                                       ========       ========

                        CHATTERLEY ELEGANT DESSERTS, INC.

                          NOTES TO FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 1996 AND 1995







8. Capital leases:

      The Company is the lessee of equipment under capital leases expiring in various years through 1999. The assets and liabilities under capital leases are recorded at the fair value of the asset. The assets are depreciated over their estimated productive lives. Depreciation of assets under capital lease is included in depreciation expense for 1996 and 1995.

      Following is a summary of property held under capital leases:


                                                      1996            1995
                                                      ----            ----

               Packaging equipment                $ 82,500
               Ovens and racks                      51,000
               Forklifts                            15,000          $15,000
               Rack washer                          26,500           26,500
                                                   --------         -------
                                                   175,000           41,500
               Less:  accumulated depreciation      10,222            2,273
                                                   --------         -------

                                                  $164,778          $39,227
                                                  ========          =======


      Minimum future lease payments under capital leases as of December 31, 1996 for each of the next three years until expiration of all of the leases are:

               Year ended December 31,

                           1997                                    $ 53,812
                           1998                                      45,405
                           1999                                      31,337
                                                                    --------

               Total minimum lease payments                         130,554
               Less:  Executory costs                                 1,185

               Net minimum lease payments                           129,369
               Less:  amount representing interest                   18,335
                                                                     ------

               Present value of net minimum lease payment          $111,034
                                                                   ========



      Interest rates on capitalized leases vary from 10.30% to 17.87% and are imputed based on the lower of Company's incremental borrowing rate at the inception of each lease or the lessor's implicit rate of return.

                        CHATTERLEY ELEGANT DESSERTS, INC.

                          NOTES TO FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 1996 AND 1995








9. Deferred tax asset:

      The following temporary differences gave rise to the deferred tax asset at 1996 and 1995.

                                                             1996        1995
                                                             ----        ----
         Inventory adjustment pursuant to IRC Section
           263A                                           ($ 1,502)   ($ 1,502)
         Excess of tax over financial accounting
           depreciation                                     21,538      27,972
         Differences in rent expense arising from
           straight-lining of rent adjustment for
           financial accounting purposes                  ( 22,074)   ( 34,152)
         Excess of interest expense - capital leases
           arising from use of interest method for
           financial reporting purposes                   (    570)   (  2,350)
         Differences in timing of recognizing expenses
           for financial statement purposes               ( 26,427)   ( 44,041)
                                                           -------     -------

                                                          ($29,036)   ($54,073)
                                                           =======     =======




10. Use of estimates in financial statements:

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect amounts reported in the financial statements. Actual results could differ from those estimates.

                            SUPPLEMENTARY INFORMATION

                        CHATTERLEY ELEGANT DESSERTS, INC.

                            SUPPLEMENTARY INFORMATION

                               COST OF GOODS SOLD

                     YEARS ENDED DECEMBER 31, 1996 AND 1995



















                                                                                        1996               1995
                                                                                        ----               ----

Inventory - beginning of year                                                       $  131,300         $   97,800
Purchases                                                                              720,673            772,559
Wages (factory)                                                                        351,482            524,296
Rent                                                                                   178,484            201,299
Repairs and maintenance                                                                 45,174             40,383
Utilities                                                                               56,827             49,428
Supplies                                                                               299,875            369,561
Equipment rental                                                                                              145
Rubbish removal                                                                          7,765             12,558
Product test and analysis                                                                  900              5,735
Real estate taxes                                                                       32,627             29,653
Depreciation and amortization                                                           39,167             25,299
Officers' salaries                                                                      55,783            115,234
                                                                                    ----------         ----------
                                                                                     1,920,057          2,243,950
Less: inventory - end of year                                                          135,000            131,300
                                                                                    ----------         ----------

                                                                                    $1,785,057         $2,112,650
                                                                                    ==========         ==========























      THE NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS

                        CHATTERLEY ELEGANT DESSERTS, INC.

                            SUPPLEMENTARY INFORMATION

                       SELLING AND ADMINISTRATIVE EXPENSES

                     YEARS ENDED DECEMBER 31, 1996 AND 1995












                                                                                        1996               1995
                                                                                        ----               ----

Selling:
  Salesmen's salaries                                                                 $ 38,926           $ 51,360
  Advertising                                                                            7,537             10,719
  Entertainment                                                                          3,255              7,008
  Travel                                                                                 5,112             11,147
  Freight out                                                                           60,933             63,436
  Commissions                                                                           14,062              1,405
  Sales expenses miscellaneous                                                             150                260
                                                                                      --------           --------

                                                                                      $129,975           $145,335
                                                                                      ========           ========

Administrative:
  Salaries - officers                                                                 $  6,000           $106,300
  Factory maintenance salaries                                                          95,150             36,342
  Lease expense                                                                         25,172             30,484
  Bank charges                                                                           2,028              4,282
  Office expenses                                                                       41,030             12,262
  Penalties                                                                             11,146                272
  Legal and accounting fees                                                             43,393             19,556
  Outside service                                                                        8,140             13,993
  Telephone and telegraph                                                               13,377             13,606
  Depreciation - furniture and fixtures                                                  5,362              7,532
  Contributions                                                                             25                800
  Employee benefits                                                                     14,310             12,823
  Insurance                                                                             30,874             47,846
  Miscellaneous                                                                          4,193              3,620
                                                                                      --------           --------
                                                                                      $300,200           $309,718
                                                                                      ========           ========



















               THE NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS

                            STOCK PURCHASE AGREEMENT


         AGREEMENT (the "Agreement") dated August 27, 1997 by and among YONA ABRAHAMI ("Seller"), CHATTERLEY ELEGANT DESSERTS, INC., a New Jersey corporation (the "Company"), and CREATIVE BAKERIES, INC., a New York corporation ("Purchaser"):

                               W I T N E S S E T H

         WHEREAS, Seller owns 200 shares of the common stock, no par value (the "Purchased Shares"), of the Company, which Purchased Shares constitute 100% of the issued and outstanding capital stock of the Company; and

         WHEREAS, Seller desires to sell and Purchaser desires to purchase the Purchased Shares on the terms and subject to the conditions set forth herein,

         NOW, THEREFORE, in consideration of the premises and the respective mutual agreements, covenants, representations and warranties herein contained, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties agree as follows:

         1. PURCHASE AND SALE OF SHARES. Subject to all of the terms and conditions of this Agreement, Seller agrees to sell, transfer and deliver to Purchaser, and Purchaser agrees to purchase, acquire and accept from Seller, the Purchased Shares at the Closing (as hereinafter defined).

         2. CONSIDERATION. (a) The purchase price for the Purchased Shares shall be an aggregate of 1,300,000 shares of common stock, $.001 par value, of Purchaser (the "Creative Shares"). The Creative Shares have not been registered under the Securities Act of 1933, as amended (the "Act"), and the certificate evidencing these shares shall contain a restrictive legend.

         3. CLOSING AND EFFECTIVE DATE. (a) Time and Place. The closing (the "Closing") of the transactions contemplated by this Agreement (the "Contemplated Transactions") shall be held at 1:00 p.m. on the date hereof at the offices of Baer Marks & Upham LLP, 805 Third Avenue, New York, New York 10022, or at some other time, date or place as the parties may mutually agree upon (the time and date upon which the Closing occurs is herein called the "Closing Date"). The effective date of this Agreement shall be September 1, 1997.

          (b)      Deliveries.  At the Closing:

               (i) Purchaser shall deposit with Baer Marks & Upham LLP, as escrow agent (the "Escrow Agent"), one or more stock certificates evidencing the Creative Shares registered in the name of Seller and such designees of Seller as Seller shall direct and Seller shall deliver to Purchaser the stock certificate evidencing the Purchased Shares, together with a stock power, duly completed and in proper form for the transfer of the

Purchased Shares from Seller to Purchaser (a copy of such form of Stock Power is attached hereto as Exhibit A);

         (ii) Purchaser shall deliver to Seller and Seller shall deliver to Purchaser an opinion of counsel, each of which shall be satisfactory to their respective counsel;

                           (iii) Seller shall  deliver to Purchaser a bring down
certificate from
the President of the Company certifying that since June 30, 1997, the Company has conducted its business solely in the ordinary course consistent with past practice and there has not been any event that has had or can reasonably be expected to have a material adverse effect on the operations, condition (financial or otherwise), business, assets, properties, liabilities, prospects or results of operations of the Company, individually or in the aggregate; and

          (iv) Seller shall deliver to Purchaser (A) a certificate from the Secretary of the Company certifying that attached thereto are true and correct copies of (i) the Certificate of Incorporation and By-laws of the Company, and all amendments thereto, (ii) resolutions of the board of directors and the shareholders of the Company authorizing the execution and delivery of this Agreement and the consummation of the Contemplated Transactions, and (iii) the names and signatures of all officers and directors of the Company; (B) a certificate from the Secretary of the State of New Jersey dated the date hereof or just prior thereto certifying that the Company is in good standing; and (C) such other instruments and documents, in form and substance reasonably satisfactory to Purchaser, as Purchaser shall have reasonably requested.

                  (c) Escrow Agreement. At the closing, the parties shall enter into an escrow agreement with the Escrow Agent (the "Escrow Agreement"). The Escrow Agreement shall provide, among other things, that the Escrow Agent will hold the Creative Shares in escrow until the Audited Financial Statements (as defined herein) are delivered to the Purchaser in accordance with Section 4.10(d) and the Good Standing Certificate (as defined herein) is delivered to Purchaser in accordance with Section 4.1. The Escrow Agreement will provide that upon delivery of the Audited Financial Statements and the Good Standing Certificate, the Escrow Agent will deliver the Creative Shares to Seller; provided however, that if, by September 27, 1997, (i) the Good Standing Certificate is not delivered, or (ii) the Audited Financial Statements are (A) not delivered by Seller to Purchaser in accordance with Section 4.10(d) hereof; or (B) not consistent with the Company Financial Statements (as defined herein) delivered hereunder, as determined in the sole discretion of Purchaser, then upon notice from Purchaser to the Escrow Agent, the Escrow Agent shall return the Creative Shares to Purchaser and Purchaser shall return to Seller the Purchased Shares.

                  (d) Employment Agreements. Concurrently with the execution hereof, the Company shall enter into employment agreements with each of Seller and David Abrahami substantially in the forms attached hereto as Exhibits B and
C. The employment agreements will become effective only upon the release from escrow of the Creative Shares by the Escrow Agent to Seller in accordance with the Escrow Agreement.

                  (e) Registration Rights. (i) Purchaser hereby agrees that, if the Purchaser at any time proposes to register any of its securities under the Act (other than in connection with a merger, consolidation, acquisition of stock or assets of another corporation, securities to be offered to directors or employees of the Company, or pursuant to Form S-8 or other comparable form), Purchaser shall request that the managing underwriter (if any) of such underwritten offering include one-third (433,333 shares) of the Creative Shares in such registration.

    (ii) In addition to the above, in the event that the closing bid price of the shares of common stock of Purchaser is above $8 for a period of 15 continuous days, Seller shall have the right, on one occasion, exercisable by written request to Purchaser within one day of such period, to have Purchaser prepare and file with the Securities and Exchange Commission (the "Commission") a registration statement on Form SB-2 (or other appropriate form), and such other documents, including a prospectus, as may be necessary in the opinion of counsel for Purchaser, in order to comply with the provisions of the Act, so as to permit a public offering and sale of one-third (433,333 shares) of the Creative Shares. Notwithstanding the foregoing, if in the good faith judgment of the Board of Directors of Purchaser, it would be materially detrimental to the Purchaser and its shareholders for such registration statement to be filed at that time, and it is therefore essential to defer the filing of such registration statement, Purchaser shall have the right to defer the commencement of such a filing for a period of not more than 180 days after receipt of the request of Seller.



         4.       REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER

         Seller represents and warrants to, and covenants with, Purchaser as follows:

                  4.1 Corporate Existence, Power and Good Standing. The Company is a corporation duly organized and validly existing under the laws of the State of New Jersey, and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. The Company will be in good standing under the laws of the State of New Jersey upon the filing of this 1996 annual report and payment of a fee in a de minimis amount. Seller hereby undertakes to do all things necessary at Seller's expense, to promptly obtain a certificate of good standing from the State of New Jersey (the "Good Standing Certificate") and deliver the same to Purchaser.

                  4.2 Due Execution. This Agreement has been duly and validly executed and delivered by Seller and the Company and constitutes the valid and binding agreement of Seller and the Company, enforceable against Seller and the Company in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by the principles governing the availability of equitable remedies.

                  4.3 No Conflicts. The execution and delivery of this Agreement, the consummation of the Contemplated Transactions and the fulfillment of the terms thereof (i) will not constitute a breach of or result in a termination or modification of, or constitute a default under, or conflict with or cause any acceleration of any obligation under, or permit any other party to modify or terminate, any agreement or other instrument relating to Seller or the Company; (ii) will not violate any judgment, decree, order or award of any court, governmental body or arbitrator relating to Seller or the Company; or
(iii) will not contravene any provision of the Company's charter, by-laws or other governing instruments.

                  4.4 Consents. No consent, approval or authorization of, or registration or filing with, any governmental authority or other regulatory agency or any other person is required in connection with the execution or delivery of this Agreement or the consummation of the Contemplated Transactions.

                  4.5 The Purchased Shares. The Purchased Shares have been duly authorized, validly issued, fully paid and are non-assessable. Immediately prior to the Closing, Seller owned, of record, the Purchased Shares free and clear of any right of first refusal, preemptive right, option, mortgage, security interest, encumbrance or lien of any kind (collectively "Liens"). Upon delivery of the Purchased Shares to Purchaser, Purchaser will acquire good title to the Purchased Shares free and clear of any Lien.

                  4.6 Investment Intention. Seller is acquiring the Creative Shares for Seller's own account and not with a present intention to make any sale, disposition, distribution or other transfer of the Creative Shares in a manner that would be in violation of any applicable securities laws. Seller acknowledges and understands that the Creative Shares have not been registered under the Act, are subject to restrictions on transferability imposed by the Act and applicable state securities laws and that the certificate evidencing the Creative Shares will contain a legend with respect thereto.

                  4.7 Capitalization. The authorized capital stock of the Company consists of 1,000 shares of common stock, no par value (the "Company Common Stock"), of which 200 shares are issued and outstanding and are owned by Seller. The Purchased Shares constitute 100% of the issued and outstanding capital stock of the Company. There are no voting trusts or other agreements or understandings with respect to the voting of the capital stock of the Company. There are no other outstanding securities of the Company. In addition, the Company does not own stock in any other entity and has no subsidiaries.

                  4.8  Charter  Documents  and  Corporate  Records.  Seller  has
heretofore (i) delivered to Purchaser true and complete copies of the Certificate of Incorporation and By-laws of the Company as in effect on the date hereof together with all amendments thereto, and (ii) has made available to Purchaser for inspection the true and complete minute books and stock ledger of the Company. Since January 1, 1995 all financial, business and accounting books and records relating to the Company of whatever kind have been accurately kept and completed in all material respects, and there are no material inaccuracies or discrepancies of any kind contained or reflected therein.

                  4.9 Litigation. Except as set forth in Schedule 4.9 hereto, there is no litigation, proceeding, judgment, order, decree or action of any kind pending or threatened against Seller or the Company or to which Seller or the Company is a party. To the best of Seller's knowledge, there is no fact, event or circumstance that could give rise to any claim or action of any kind against the Company that could have a material adverse effect on the condition (financial or otherwise), results of operations or prospects of the Company. An unfavorable disposition of the litigation described in Schedule 4.9 will not have a material adverse effect on the condition (financial or otherwise), results of operations or prospects of the Company.

                  4.10 Financial Condition. (a) Seller has delivered to Purchaser (i) the unaudited balance sheets of the Company as of December 31, 1996 and 1995, and the related statements of income and retained earnings, and cash flows for the years then ended and (ii) the unaudited balance sheets of the Company as at June 30, 1997 and 1996 and the related statements of income and retained earnings and cash flows for the periods then ended, (collectively, the "Company Financial Statements"), a copy of which is annexed hereto as Schedule 4.10(a). The Company Financial Statements are true, complete and correct in all material respects and fairly present the financial condition of the Company as of such date and its results of operations for the periods then ended.

              (b) As of the date of the Company's most recent balance sheet delivered to Purchaser hereunder, the Company did not have any liabilities (which shall mean any direct or indirect indebtedness, liability, assessment, claim, loss, damage, deficiency, obligation or responsibility, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, actual or potential, contingent or otherwise) that were not fully and adequately reflected or reserved against on the Company's most recent balance sheet, and the Company has not, except in the ordinary course of business, incurred any liabilities since the date of the Company's most recent balance sheet delivered hereunder.

   (c) There is set forth on Schedule 4.10(c): (i) a brief description of each liability in the amount of $5,000 or more outstanding on the date hereof;
(ii) the name and address of the creditor, if any; and (iii) the amount thereof.

                           (d) Within 30 days from the date hereof, Seller shall
deliver to
Purchaser the audited balance sheets of the Company as of December 31, 1996 and 1995, and the related statements of income and retained earnings, and cash flows for the years then ended (the "Audited Financial Statements"). Upon delivery to Purchaser, the Audited Financial Statements will be true, complete and correct in all material respects and will fairly present the financial condition of the Company as of such dates and its results of operations for the periods then ended. The Audited Financial Statements will have been prepared in accordance with GAAP applied consistently throughout the relevant periods, except that the statements relating to the Company's inventories have not been prepared in accordance with GAAP.

                  4.11 Taxes. (a) The Company has filed all returns required to be filed by the Company on or before the Closing Date with respect to all Taxes (as defined below). All Tax returns of the Company filed prior to the Closing Date are true and correct in all material respects as of the date on which they were filed.

       (b) Schedule 4.11 sets forth, for each outstanding Tax liability of the Company, (i) the amount of Taxes owing, including any and all interest, penalties and additional assessments of any kind, as of the Closing Date, (ii) the year or period for which the Taxes are owing, (iii) the type of Taxes owing, and (iv) whether or not any agreement(s) was entered into for the payment of Taxes with the Internal Revenue Service ("IRS") or other relevant Taxing Authority (as defined below) (a "Tax Settlement Agreement"). Seller has provided Purchaser with true, complete and accurate copies of each Tax Settlement Agreement entered into by the Company with respect to each outstanding Tax liability of the Company.

       (c)  Except as  specifically  set  forth on  Schedule 4.11:


       (i) the Company and Seller have paid all Taxes shown to be due on all returns of the Company filed on or before the Closing Date;

     (ii) all Tax deficiencies asserted of assessed against the Company have been paid or finally settled;

         (iii) all of the Company's returns have been audited by the IRS or the relevant state and local Tax Authorities or, except for the Company's returns filed in connection with fiscal years ending in 1994, 1995 and 1996, closed by applicable statutes of limitation, and all liabilities for Taxes asserted by the IRS (or the relevant Tax Authority) have been satisfied;

 (iv) there is no outstanding request for any extension of time within which to pay any Taxes of the Company not yet paid. There has been no waiver or extension of any applicable statute of limitations for the assessments or collection of any Company Taxes;

                     (v) all amounts required to be withheld by the Company from employees for income Taxes, social security and other payroll Taxes have been collected and withheld, and either paid to the respective governmental bodies, set aside in accounts for such purpose, or have been accrued, reserved against and entered upon the books and records of the Company;

                   (vi) the Company has collected and remitted to the appro-priate Tax Authority all sales and use or similar Taxes required to have been collected on or prior to the Closing Date and has been furnished properly completed exemption certificates for all exempt transactions. The Company has maintained and has in its possession all records, supporting documents and exemption certificates required by applicable sales Tax statutes and regulations to be retained in connection with the collection and remittance of sales and use Taxes for all periods up to and including the Closing Date; and

     (vii) there is no pending or threatened action, audit, proceeding or investigation for the assessment or collection of Taxes of the Company.

               (d) The Company has not taken any action nor engaged in any activity outside the ordinary course of business that would have the effect of
(i) deferring any Tax liability for the Company from any taxable period of the Company ending on or before the Closing Date to any taxable period ending after the Closing Date; (ii) deferring the recognition of any item of income from any taxable period of the Company ending on or before the Closing Date to any taxable period ending after the Closing Date; or
(iii) accelerating the recognition of any item of loss, deduction or credit from any taxable period of the Company ending after the Closing Date to any taxable period ending on or before the Closing Date.

   (e) No consent has been filed under Section 341(f) of the Internal Revenue Code with respect to the Company.


  (f) The Company is not and never has been a party to any Tax allocation or sharing agreements.


     (g) The Company is not required to include in income any adjustment pursuant to Sections 481(a) of the Internal Revenue Code by reason of a change in accounting method nor does Seller or the Company have any knowledge that the IRS (or the relevant Tax Authority) has proposed, or is considering, any such change in accounting method.


     (h) There are no Tax Liens upon any assets of the Company except for Tax Liens for Taxes not yet due and payable.

     (i) Any adverse determination by the IRS or any other Taxing Authority with respect to any unpaid Taxes of the Company or Seller will not have a material adverse effect on the condition (financial or otherwise), results of operations or prospects of the Company.


                  For purposes of this Agreement, "Tax" (including, with correlative meaning, the terms "Taxes" and "Taxable") shall mean (i) any net income, gross income, gross receipts, sales, use, ad valorem, transfer, transfer gains, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, rent, recording, occupation, premium, real or personal property, intangibles, environmental or windfall profits tax, alternative or add-on minimum tax, customs duty or other tax, fee, duty, levy, impost, assessment or charge of any kind whatsoever (including but not limited to taxes assessed to real property and water and sewer rents relating thereto), together with any interest and any penalty, addition to tax or additional amount imposed by any government or political subdivision thereof, whether federal, state, local or foreign, or any agency or instrumentality of any such government or political subdivision, or any court or arbitrator (a "Tax Authority") responsible for the imposition of any such tax, with respect to the Company, the business or the assets of the Company (or the transfer thereof); (ii) any liability for the payment of any amount of the type described in the immediately preceding clause (i) as a result of the Company being a member of an affiliated or combined group with any other corporation at any time on or prior to the Closing Date; and (iii) any liability of the Company for the payment of any amounts of the type described in the immediately preceding clause (i) as a result of a contractual obligation to indemnify any other person.

                  4.12 Permits. Schedule 4.12 sets forth each material permit, license, consent, approval, or order of or from or registration with, any governmental entity, that is required or necessary for or to the conduct of the business of the Company or ownership or use of any of the Company's properties or assets (collectively, "Permits"). Each Permit listed on Schedule 4.12 is in full force and effect until the expiration date set forth thereon and no violations are or have been recorded in respect of any Permit, and no proceeding, investigation, or request for information which may lead to a proceeding is pending or, to the knowledge of Seller, threatened, to revoke or limit any Permit.

                  4.13 Absence of Certain Changes. (a) Since December 31, 1996, the Company has conducted its business solely in the ordinary course consistent with past practices and there has not been any event that has had or can reasonably be expected to have a material adverse effect on the operations, condition (financial or otherwise), business, assets, properties, liabilities, prospects or results of operations of the Company, individually or in the aggregate.

     (b) Since December 31, 1996, there has not been: (i) any creation, incurrence or assumption by the Company of any Lien on any asset other than (A) Liens for taxes not yet due; (B) Liens which do not materially detract from the value of such asset as now used, or materially interfere with any present or intended use of such asset; or (C) warehousemen's, mechanics, carriers', landlords' repairmen's or other similar Liens arising in the ordinary course of business;

     (ii) Any making or forgiving of any loan, advance or capital contributions to or investment in any person other than loans, advances or capital contributions to or investments in wholly-owned subsidiaries made in the ordinary course of business;

          (iii) Any grant of any severance or termination pay to any employee of the Company, any entering into of any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any employee of the Company or any increase in benefits payable under any existing severance or termination pay policies or employment agreements, or any increase in compensation, bonus or other benefits payable to any employee of the Company, other than routine increases for employees in the ordinary course of business or disclosed to Purchaser in writing prior to the date hereof or on any Schedule;

     (iv) Any intentional waiver of any material right under any contract of the type required to be set forth on any Schedule hereto;


     (v) Any termination or failure to renew, or the receipt of any written threat (that was not subsequently withdrawn) to terminate or fail to renew, any Contract that is or was material to the operation; or


     (vi) Any agreement or arrangement made by Seller to take any action which, if taken prior to the date hereof, would have made any representation or warranty in this Section untrue or incorrect in any material respect.


     4.14 Properties.  (a) The Company does not own any real property.  Schedule
4.14 sets forth a complete list and brief description of all real property leased or operated by the Company (the "Company Leased Real Property"). With respect to the Company Leased Real Property, Schedule 4.14 also sets forth the date of each lease and any amendments thereto, the term thereof, including any renewal options, options to purchase, rights of first refusal, and the aggregate monthly rental payable thereunder. With respect to the Company Leased Real Property and the Company's operations thereat:

     (i) there are no violations of any law (including but not limited to zoning and setback requirements) where the effect of any such violation, individually or in the aggregate, would have a materially adverse effect on the condition of the Company;


     (ii) the Company has obtained and complied with all material permits and orders;


     (iii) all material buildings, structures and other improvements located thereon are in working condition and repair, reasonable wear and tear excepted; and


     (iv) the Company has a valid and existing leasehold interest in the Company Leased Real Property not subject to any Liens.


     (b) All machinery, equipment, furniture, furnishings, leasehold improvements, fixtures, vehicles and other tangible property of the Company has been maintained in the ordinary course and is in good working order, reasonable wear and tear excepted. All of such machinery, equipment, furniture, furnishings, leasehold improvements, fixtures, vehicles and other tangible property of the Company are listed in Schedule 4.14(b) hereto.


           (c) The Company has good title to all of the Company's tangible property reflected on Schedule 4.14(b). The Company has good title to all raw materials, work in process or finished Company products, wherever located. None of the Company's tangible property is subject to any Liens.


                  4.15 Intangible Property. The Company does not own or use any patents, trademarks, registered copyrights, service marks or trade names except for the tradename Chatterley.

                  4.16 Insurance Policies. Except as set forth on Schedule 4.16, there are no insurance policies in effect with respect to the Company or the business of the Company. All insurance policies in effect with respect to the Company or the business of the Company are in full force and effect. Neither the Company nor Seller knows of any threatened termination of, or premium increase with respect to, any of such policies. True and complete copies of all of such policies have been made available to Purchaser.

                  4.17 Contracts. Schedule 4.17 sets forth as of the date hereof a complete and accurate list and description of all contracts to which the Company is a party or by or to which it or its assets or properties are bound or subject, true and complete copies of which have been delivered to Purchaser. All such contracts and all contracts reflected on any other

Schedule hereto are valid, subsisting, in full force and effect and binding upon the Company, and, to the knowledge of Seller, on the other parties thereto, in accordance with their terms, and the Company has paid in all respects or accrued all amounts due thereunder, including all amounts in dispute, and has satisfied in all respects or provided for all of its liabilities and obligations thereunder to be satisfied or provided for through the date hereof, and is not in default under any of them in any material respect, nor, to the knowledge of the Seller, is any other party to any such contract in default thereunder in any respect, nor, to the knowledge of the Seller, does any condition exist that with notice or lapse of time or both would constitute a default thereunder. To Seller's knowledge, none of the parties to any such contracts intends to terminate or materially alter the provisions of any contract.

                  4.18 Suppliers, Customers and Contractors. Since January 1, 1995, (i) no supplier or contractor has refused to provide credit, or has suspended the provision of credit, to the Company or as a result of the failure or delay in payment of amounts due to such suppliers or contractors; (ii) all amounts owing to such suppliers and contractors, if not in dispute, have been paid in accordance with their respective terms; (iii) no person within the last twelve months has threatened to cancel, or otherwise terminate, the relationship of such person with the Company, and (iv) no person during the last twelve months has decreased materially or threatened to decrease or limit materially, its relationship with the Company or, to the knowledge of Seller, intends to decrease or limit materially its services or supplies to the Company or its usage or purchase of the services or products of the Company.

                  4.19 Employee Benefits Plans. Neither the Company nor any other company or entity which constitutes a member of the Company's "controlled group" (within the meaning of Sections 4001(a)(14) and/or (b) of ERISA, and/or Sections 414(b), (c), (m) or (o) of the Internal Revenue Code (hereinafter referred to collectively as the "Company Group")), has at any time adopted, maintained, or has any present or future obligation to contribute to or make payment under, any employee pension benefit, employee welfare benefit, pension, profit sharing, retirement, deferred compensation, stock purchase, stock option, incentive, bonus, sabbatical leave, vacation, severance (including, without limitation, arrangements providing for benefits in the event of a change of ownership in whole or in part of the Company), disability, hospitalization, medical insurance, relocation, child care, educational assistance or other employee benefit plan as defined in Section 3(3) of ERISA or any such employment benefit program or other fringe benefit, or any employment, consulting, or service contract of any kind whatsoever.

                  4.20 Company Receivables. All the accounts receivable of the Company (the "Company Receivables") reflected in the Company's most recent balance sheet delivered hereunder and all Company Receivables that have arisen since the Company's most recent balance sheet delivered hereunder (except such Company Receivables as have been collected since such date) are valid and enforceable claims, and constitute bona fide Company Receivables resulting from the sale of goods and services in the ordinary course of business in conformity with applicable purchase orders, agreements and specifications. Except as set forth on Schedule 4.20 the Company Receivables are subject to no valid defense, offsets, returns, allowances or credits of any kind other than in the ordinary course of business and are fully collectible within 90 days from the date they are invoiced except to the extent of the amount of the reserve for doubtful accounts reflected in the Company's most recent balance sheet. Seller has heretofore delivered to Purchaser a schedule as at July 31, 1997 setting forth the total amount of Company Receivables and a schedule of the aging of such Company Receivables based on 0-30 days, 31-60 days, 61-90 days and over 90 days.

                  4.21 Inventories. The inventories of the Company reflected in the Company's most recent balance sheet and all material inventory items acquired since the date of the Company's most recent balance sheet consist of raw materials, supplies, work- in-process and finished goods of such quality and in such quantities as are being used or are reasonably anticipated to be usable, or are being sold or are suitable for sale, in the ordinary course of its business. Such inventories are valued at the lower of cost or market and were determined in accordance with GAAP consistently applied. Since the date of the Company's most recent balance sheet, the Company has continued to replenish its inventories in a normal and customary manner consistent with prior practice and prudent business judgment. The Company does not own any inventory that does not constitute part of its current line.



                  4.22 Employment-Related  Matters. Schedule 4.22 sets forth (a)
a true and correct list of the name and total annual compensation of each officer, director and employee of the Company and each officer, director and employee of the Company engaged to operate the Business of the Company, and (b) any payments or commitments (whether formal or informal) to pay any severance or termination pay to any such persons or to any other person. The Company is not a party to any contract with any union or other labor organization or other representative of its employees. There is no unfair labor practice charge or complaint pending or threatened against the Company. There is no labor strike, slowdown, work stoppage or other material labor controversy in effect, threatened against or otherwise affecting the Company. The Company is in compliance in all material respects with all applicable laws, policies, procedures, contracts, relating to employment, terms and conditions of employment and with the proper withholding and remission to the proper taxing authority of all sums required to be withheld from employees or persons deemed to be employees under applicable tax laws respecting such withholding. The
Company has paid in full to all of its employees all wages, salaries, commissions, bonuses, benefits and other compensation due and payable to such employees on or prior to the date hereof.

                  4.23  Related  Party  Transactions.  Except  as set  forth  on
Schedule 4.23, neither the Company nor Seller is a party to any contract that gives rise to current obligations thereunder (whether or not in writing) or any other transaction between the Company, on the one hand, and any officer, director, shareholder or former shareholder of the Company or any affiliate of any of them, on the other hand that gives rise to current obligations thereunder.

                  4.24 Compliance with Laws. The Company has not violated and is not in violation of any order, rule, regulation or law of any governmental entity applicable to it or affecting the business or the Company, including any environmental laws, except for such violations which individually or in the aggregate do not and will not have a material adverse effect on the Company.

     4.25 Prohibited Payments. Neither the Seller nor any officer, director, employee or agent of the Company has offered, paid or agreed to pay any illegal payment or other illegal consideration to any supplier or other third party in connection with the business of the Company, or engaged in any other illegal practice with respect to the business of the Company.

                  4.26 Disclosure. Neither this Agreement nor any other document, exhibit or schedule delivered herewith, nor the Company Financial Statements, nor any other financial statements, documents, certificates or statements furnished to Purchaser by Seller in connection with the Contemplated Transactions contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading. There are no facts which do or may materially adversely affect the Company which have not been set forth herein, or in any exhibit or schedule hereto, or in any certificate or statement furnished to Purchaser by Seller.

                  4.27 Environmental Matters. The Company is currently and at all times in the past has operated in compliance with all applicable laws, rules, orders and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or waste, pollutants or contaminants (collectively, "Environmental Laws"). The Company currently is not nor has it in the past produced, used, stored, handled or disposed of, in connection with the operation of its business or the use of its assets or otherwise, any hazardous substances or hazardous wastes other than in incidental amounts which do not and will not individually or in the aggregate have a material adverse effect on the Company, nor, to the best of Seller's knowledge, have any such substances or wastes been dumped, buried or otherwise disposed of or stored on or under any of the Company Leased Real Property or other assets of the Company, other than in incidental amounts which do not and will not individually or in the aggregate have a material adverse effect on the Company. The Company has not received any notification of any asserted present or past failure to so comply with Environmental Laws. No Lien has attached to and no basis exists for the attachment of a Lien to, any revenues of the Company or any of its assets pursuant to Environmental Laws. There has not been any Phase I, Phase II or other environmental report conducted by or on behalf of the Company with respect to any of its properties or assets.



         5.       REPRESENTATIONS, WARRANTIES AND COVENANTS OF PURCHASER.

                  Purchaser represents and warrants to, and covenants with, Seller as follows:

                  5.1 Corporate Existence, Power and Good Standing. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted.

                  5.2 Due Authorization. Except as set forth on Schedule 5.2, the execution and delivery of this Agreement and the consummation of the Contemplated Transactions have been duly and validly authorized and approved by all necessary corporate action of Purchaser, and no other corporate proceedings on the part of Purchaser are necessary to authorize this Agreement or the Contemplated Transactions. This Agreement has been duly and validly executed and delivered by Purchaser and constitutes the valid and binding agreement of Purchaser,  enforceable  against  Purchaser in accordance  with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by the principles governing the availability of equitable remedies.

                  5.3 No Conflicts. The execution and delivery of this Agreement, the consummation of the Contemplated Transactions and the fulfillment of the terms thereof (i) will not constitute a breach of or result in a termination or modification of, or constitute a default under, or conflict with or cause any acceleration of any obligation under, or permit any other party to modify or terminate, any agreement or other instrument relating to Purchaser;
(ii) will not violate any judgment, decree, order or award of any court, governmental body or arbitrator relating to Purchaser; and (iii) will not contravene any provision of Purchaser's charter or by-laws.

                  5.4 Consents. No consent, approval or authorization of, or registration or filing with, any governmental authority or other regulatory agency or any other person is required in connection with the execution or delivery of this Agreement or the consummation of the Contemplated Transactions.

                  5.5 Investment Intention. Purchaser is acquiring the Purchased Shares for Purchaser's own account and not with a present intention to make any sale, disposition, distribution or other transfer of the Purchased Shares in a manner that would be in violation of any applicable securities laws.

     5.6 Creative Shares. Upon issuance, the Creative Shares will be duly authorized, validly issued, fully paid and non-assessable.


                  5.7 SEC Reports; Financial Statements. (i) Purchaser has made available to Seller and the Company true, correct and complete copies of its Annual Report on Form 10-KSB (as amended) for the fiscal years ended December 31, 1995 and 1996 and its Quarterly Report on Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997 (all such documents collectively called the "SEC Documents"), each as filed with Securities and Exchange Commission (the "SEC"). Each of the SEC Documents has been duly filed and when filed was in compliance in all material respects with the requirements of the Securities
Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder applicable to such SEC Document. Each of the SEC Documents (including the financial statements included therein) was complete and correct in all material respects as of its date and, as of its date, did not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.



         6.       INDEMNIFICATION.

                  6.1 Survival of Representations. The representations, warranties, covenants and agreements contained in this Agreement (including any Exhibits and Schedules hereto), and in any agreements, certificates or other instruments delivered pursuant to this

Agreement,   shall  remain  in  full  force  and  effect,   regardless   of  any
investigations made by or on behalf of any party, and shall survive the Closing hereunder.

                  6.2 Seller Indemnity. Seller agrees to indemnify and hold harmless Purchaser and its officers, directors and affiliates against and in respect of (i) any claim, cost, loss, liability or damage ("Liability") incurred or sustained by Purchaser or its officers directors or affiliates as a result of any misrepresentation or breach of representation or warranty by Seller or the Company or a breach by Seller or the Company of any covenant or other agreement contained herein or under any other agreement executed and delivered by the parties in furtherance of the Contemplated Transactions described herein; (ii) except for those Tax obligations set forth on Schedule 4.11, Liabilities for sales, use, income and other Taxes and penalties or other assessments related thereto, whether disclosed or undisclosed, arising at any time from the operation of the business of the Company prior to the opening of business on the Closing Date; and (iii) any Liability incurred or sustained by Purchaser or its officers, directors or affiliates as a result of the operation of the business of the Company prior to the opening of business on the Closing Date. Seller agrees to indemnify and hold harmless Purchaser and its officers, directors and affiliates against and in respect of all reasonable costs and expenses (including reasonable attorneys' fees and disbursements) incurred by Purchaser or its officers, directors and affiliates in connection with any action, investigation, demand, assessment or judgment incident to any of the matters indemnified against in this Section 6.2.


                  6.3 Purchaser Indemnity. Purchaser agrees to indemnify and hold harmless Seller from and against any claim, cost, loss, liability or damage incurred or sustained by Seller as a result of any misrepresentation or breach of representation or warranty, covenant or agreement contained herein or under any other agreement executed and delivered by the parties in furtherance of the Contemplated Transactions described herein.

                  6.4 Limits on Indemnification. Seller shall not be liable to Purchaser for any Liability arising under Section 6.2 above unless and until one or more Liabilities amounts to or exceeds $25,000 in the aggregate (the "Stipulated Amount"), in which case Seller shall be liable for the full amount of such Liabilities in excess of the Stipulated Amount. Notwithstanding the foregoing, any Liability in respect of any Taxes (except for those Tax obligations set forth on Schedule 4.11 shall be fully indemnifiable without regard to the provisions hereof relating to the Stipulated Amount and, in the event Seller indemnifies Purchaser with respect to such Liabilities, the amount of such Liabilities shall not be included in the calculation of the Stipulated Amount.

         7.       MISCELLANEOUS

                  7.1 Captions. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

                  7.2 Notices. (i) Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally by hand, telecopied, or mailed, certified or registered, return receipt requested, postage prepaid as follows:

if to Purchaser, to:

Creative Bakeries, Inc.
20 Passaic Avenue
Fairfield, NJ  07004
Attn:  Philip Grabow, Chairman
Telecopier:  (201) 808-0459

if to Seller, to:

Yona Abrahami
c/o Creative Bakeries, Inc.
20 Passaic Avenue
Fairfield, NJ  07004
Telecopier:  (201) 808-0459

with a copy to:

Leonard A. Peduto, Jr., Esq.
                        Chapman, Henkoff, Kessler, Peduto
                                      & Saffer
                                    425 Eagle Rock Ave.
                                    Roseland, NJ  07068
                                    Fax:  (201) 403-9444

              (ii)     Each notice or other communication shall be deemed given
(A) on the date of delivery if delivered by messenger, overnight courier or other similar personal delivery; (B) on the date of transmission, if transmitted by telecopier; or (C) five days after the date of deposit in the mails, if mailed by certified or registered mail, return receipt requested.

     (iii) Any party, by notice given in accordance with this Section to the other party, may designate another address (or telecopier number) or person for receipt of notices hereunder. Notices by a party may be given by counsel to such party.

                  7.3 Expenses. All costs and expenses incurred in connection with the Contemplated Transactions shall be paid by the party incurring such costs and expenses, provided that Purchaser shall pay for the cost of the preparation of the Audited Financial Statements.

                  7.4 Entire Agreement. This Agreement contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements or undertakings, written or oral, of any nature whatsoever.

     7.5 Amendments. This Agreement may not be amended nor shall any waiver, change, modification, consent or discharge be effected except by an instrument in writing executed by or on behalf of the party seeking or against whom enforcement of any amendment, waiver, change, modification, consent or discharge is sought.

                  7.6 No Waiver. Any failure or delay on the part of a party in exercising any power or right hereunder shall not operate as a waiver thereof, nor shall any single or partial exercise of any such right or power preclude any other or further exercise thereof or the exercise of any other right or power hereunder or otherwise available in law or in equity. Any waiver of any default hereunder shall not be effective unless in writing.

                  7.7 Severability. If any provisions of this Agreement for any reason shall be held to be illegal, invalid or unenforceable, such illegality shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such illegal, invalid or unenforceable provision had never been herein.

                  7.8 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such State.

                  7.9 Binding Effect. This Agreement and all of its provisions, rights and obligations shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Nothing herein express or implied is intended or shall be construed to confer upon or give anyone other than the parties hereto and their respective successors and permitted assigns any rights or benefits under of by reason of this Agreement.

                  7.10 Counterparts. The Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

                  IN WITNESS WHEREOF, the parties hereto have executed this Stock Purchase Agreement as of the date first above written.





Yona Abrahami



CHATTERLEY ELEGANT DESSERTS, INC.


By:
     Name:
     Title:


CREATIVE BAKERIES, INC.


By:
        Philip Grabow
        President and Chief Executive Officer

                              Exhibit A




                             STOCK POWER



                  FOR VALUE RECEIVED, YONA ABRAHAMI hereby sells, assigns and transfers unto CREATIVE BAKERIES, INC., __________ shares of capital stock, $____ par value, of CHATTERLEY ELEGANT DESSERTS, INC., a New Jersey corporation (the "Company"), standing in his name on the books of the Company and represented by Certificate No. ___, and does hereby irrevocably constitute and appoint any officer or director of the Company as his attorney to transfer the said stock on the books of the Company with full power of substitution in the premises.


WITNESSED BY


-------------------------------
                                                              Yona Abrahami



Dated:  __________ ___, 1997

                                     Exhibit B




                              Employment Agreement
                                 (Yona Abrahami)

                                   Exhibit C



                              Employment Agreement
                                (David Abrahami)